Exhibit 10.5

Press Release

SOURCE: IGEN International, Inc.

IGEN Completes a $36.8 Million Equity Financing

GAITHERSBURG, Md., March 12 /PRNewswire-FirstCall/ -- IGEN International, Inc. (Nasdaq: IGEN - news), announced today that it has completed a $36.8 million private placement financing under which it sold a total of 1 million shares of its common stock to Acqua Wellington Private Placement Fund, Ltd., and Acqua Wellington Opportunity I Limited. Acqua Wellington targets investment opportunities among mid-cap and small-cap publicly traded companies in domestic and global markets with a primary focus in the technology and life science sectors. Acqua Wellington states that its investment horizon is typically 12 to 24 months.

"This financing enhances our ability to continue advancing our business plans and in particular our plan to commercialize the improvements to which we are entitled from Roche Diagnostics under the recent final order of judgment issued in our lawsuit against them," said Samuel J. Wohlstadter, Chairman & Chief Executive Officer of IGEN International, Inc. "At minimal dilution, these proceeds provide the Company with added financial resources, to complete the transfer of improvements from Roche and to begin to commercialize products in the $7 billion clinical immunodiagnostic market."

After IGEN's license to Roche Diagnostics, a division of F. Hoffmann- La Roche (OTC Bulletin Board: RHHBY -news), is terminated IGEN will be free to use its ORIGEN(R) technology and its extensive portfolio of patents, either independently or with new partners, in the field currently licensed to Roche. Even prior to termination of the license to Roche, which the company anticipates will occur in the first half of 2003, IGEN is entitled to use its ORIGEN technology and all Roche improvements, including the Elecsys 1010, 2010 and E170 lines of clinical diagnostic immunoassay analyzers and the tests developed for use on those systems, for IGEN's retained field such as hospital emergency rooms, intensive care units, physician office laboratories, pharmaceutical research, life science applications and other settings. In addition, the Company has an existing right to sell clinical diagnostic instruments and tests developed by Eisai Co., Ltd., a multi-national pharmaceutical and healthcare company, in all fields.

The Company plans to use the proceeds from this financing to advance its product programs, including those programs associated with the transfer of the improvements and products from Roche and Eisai and the exploitation of PCR for DNA probe testing for clinical diagnostic and clinical research, to fund research and development, provide working capital, and for general corporate purposes. The Company may also use some of the proceeds to acquire or invest in businesses, products or technologies complementary to its own.

The common shares issued by IGEN have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws and may not be offered or sold in the United States or in any state thereof absent


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registration or an applicable exemption from the registration requirements of such laws. As part of this transaction, IGEN signed a registration rights agreement under which it will register the shares of common stock issued. This press release shall not constitute an offer to sell or the solicitation of an offer to buy common stock of IGEN.

IGEN develops and markets biological detection systems based on its proprietary ORIGEN(R) technology, which provides a unique combination of sensitivity, reliability, speed, and flexibility. ORIGEN-based systems are used in a wide variety of applications, including clinical diagnostics, pharmaceutical research and development, life science research, and industrial testing for food safety and quality control. These systems are marketed by IGEN and its licensees and/or distributors-Roche Diagnostics, Organon Teknika, Eisai Co. Ltd., Sumitomo Corp., and Sanko Junyaku Co. Ltd. IGEN and ORIGEN are registered trademarks of IGEN International Inc. Elecsys(R) is a registered trademark of Roche. More information about the company can be found at http://www.igen.com.

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about litigation, including the company's ability to maximize value of its technology, the company's ability to use improvements in all fields, the prospects for establishing new business arrangements with third parties, the delivery of improvements from third parties, the value and utility of improvements to IGEN, the ability of the company to commercialize products from other licensees, prospects for developing new product offerings, the company's ability to compete in the clinical diagnostics market, and prospects for ultimate success in the litigation. Actual results might differ materially from these statements due to risks and uncertainties, including decisions made by the court, decisions made by Roche, ability to effectively transfer improvements, perceived value of the improvements and ORIGEN technology to third parties, regulatory approval risks and uncertainties, market factors, customer demands, among others. More complete descriptions of the risks applicable to IGEN appear in the company's documents filed with the Securities and Exchange Commission and available on request from the company. IGEN disclaims any intent or obligation to update these forward-looking statements.

SOURCE: IGEN International, Inc.